Exhibit 10.4

Lease Agreement

Lessor: Henan Lingbao New Material Technology Co., Ltd.

Lessee: Nanyang Wandelong Commerce and Trade Co., Ltd.

Project Name: Lingbao New Materials Technology Commercial Project

Signing date : April 12 , 2023

Signing Location: Wandelong Headquarters

House rental contract

Signature of Lessor (hereinafter referred to as Party A): Henan Lingbao New Material Technology Co., Ltd.

Address: Lihe Industrial Park, Wancheng District, Nanyang City

Telephone : 0377-66082675

Mail:

Signature of Lessee (hereinafter referred to as Party B): Nanyang Wandelong Commerce and Trade Co., Ltd.

Address: Southwest corner of the intersection of Nandu Road and Fanli Road, Nanyang City

Telephone : 0377-63150315

Mail:

In accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, Party A and Party B, on the basis of equality, voluntariness, fairness and good faith, have reached the following contract terms regarding the lease of the shop of Party A, Lingbao New Material Technology Co., Ltd. , which shall be jointly observed by both parties.

I. Leased Property

1-1 . The subject matter of this lease is located in Lihe Industrial Park, south of the intersection of S103 and Lihe New Street in Wancheng District, Nanyang City . The subject matter of the lease is the first floor of the “Lingbao New Materials Technology Co., Ltd. ” developed and constructed by Party A. Party A owns the ownership and right to use the property.

1-2 . The subject matter of this lease is 1,160 square meters on the first floor of the above-mentioned building , with a total area of 1,160 square meters (the final usable area shall be subject to the attached lease area boundary map).

1-3 . Purpose of the premises: The lessee leases the shop for the purpose of operating the brand: Wandelong ; business category: supermarket .

II. Lease Term and Rent-Free Period for Renovation and Market Development

2-1. The lease term of this contract is 15 years ; from May 1 , 2023 to April 30 , 2038 .

2-2 . Party A shall hand over the leased property to Party B before May 1 , 2023 , provided that the property meets the aforementioned handover conditions. If Party A fails to hand over the property according to the handover standards on the handover date, resulting in Party B’s inability to commence renovation and other work on time, Party A shall be liable for compensation.

The rent-free period will be extended by double upon opening.

2-3 . Renovation and market development: rent-free period of 1-2 months: from May 1, 2023 to April 30 , 2024 ( this rent - free period is extended in accordance with item 2-2 ) .

2-4 . The specific lease term of the leased property shall be calculated from the date of signing the contract as confirmed by both parties .

2-5 . If the leased property is sold during the contract period, the lessee has the right of first refusal under the same conditions. If the leased property is not sold during the contract period, the lessee has the right of first refusal to renew the lease under the same conditions upon expiration of the lease term.

III. Payment Method for Rental Fees and Property Management Fees

3-1 . As agreed by both parties , the total area of the leased property during the contract period is 1160 square meters (the annual rent and property management fee shall be calculated based on the area of the leased area red line map attached).

3-2 . As agreed by both parties , the annual rent for the leased property is RMB 12 per square meter per month during the contract period , and the property management fee is RMB 5 per square meter per month. The annual rent and property management fee will increase by 5 % every 5 years . That is, the annual rent and property management fee during the contract period shall be calculated accordingly.

3 - 2 - 1. From May 1, 2023 to April 30 , 2024 , there will be a rent-free period for renovation and market development. The rent and property management fee will be RMB 0 per month/㎡, and the total annual rent and property management fee will be RMB 0 (¥ 0 ).

3-2-2. From May 1 , 2024 to April 30 , 2028 , the rent is RMB 12 / month / ㎡ , the property management fee is RMB 5 /month/㎡, and the total annual rent and property management fee is RMB 236,640 (two hundred and thirty-six thousand six hundred and forty yuan only ).

3-2-3. From May 1 , 2028 to April 30 , 2033 , the rent is RMB 12.6 / month / ㎡ , and the property management fee is RMB 5.25 /month/㎡. The total annual rent and property management fee is RMB 248,472 (two hundred and forty-eight thousand four hundred and seventy-two yuan only ).

3-2-4, from May 1, 2033 to April 30 , 2038 , the rent is RMB 13.23 / month / ㎡ , the property management fee is RMB 5.51 /month/㎡, and the total annual rent and property management fee is RMB 260,860 ( two hundred and sixty thousand eight hundred and sixty yuan only ).

3-3 . The total annual rent during the lease term is the sum of the annual rent and the annual property management fee; the total annual rent and property management fee during the lease term already include the tax on the special VAT invoice for housing rental .

3-4 . As agreed upon by both parties, a rent-free period of 12 months (including renovation and market development period) shall be calculated from the date of handover confirmed in writing by both parties . The calculation of rent and property management fees will begin after 12 months .

3-5 . The annual rent and property management fees for all leased properties during the term of this contract shall not be increased or decreased by any factors such as price fluctuations.

3-6 . The rent for the leased property shall be paid annually during the contract period, and shall be paid to Party A by bank transfer within 30 days before the commencement date of each lease term . Party A shall provide a special invoice for the leasing industry 5 working days in advance.

Party B shall remit the rent to Party A’s following account at the agreed time:

Account Name: Henan Lingbao New Material Technology Co., Ltd.

Opening Bank: Lihe Credit Cooperative of Wancheng District, Nanyang City

Account :

Invoice information issued by Party B:

Account Name: Nanyang Wandelong Commerce & Trade Co., Ltd.

Tax ID :

Address:

IV. Property Services

4-1 . The entire plaza in front of the first floor of the leased property (the detailed area is subject to the red line map) shall be exclusively used by Party B free of charge as non-motorized vehicles for customers during the contract period. The area of non-motorized vehicles for customers shall not be less than 600 square meters , and the right to use and manage the plaza shall belong to Party B.

4-2 . During the contract period, the entire plaza in front of Party A’s premises shall be given to Party B, and the area of the employee parking lot shall not be less than 300 square meters . The right to use and manage the property shall belong to Party B. If Party B needs to invest in equipment and facilities for the plaza in front of its premises, Party B shall provide such equipment and facilities.

4-3 . The area from the windows on the second floor of the leased property to the ground floor is designated as the location for Party B’s signboard, and Party B is permitted to place air conditioning, refrigeration, and other equipment there. Party B has the right to use the second floor of the leased property up to the ground floor for outdoor advertising. Management rights belong to Party B during the contract period.

4-4 . The leased property consists of 50 square meters of ground floor space on the north side of the first floor . During the contract period, the lessee shall be responsible for unloading the leased area .

The site for goods inspection and loading is available for free use.

4-5 . During the contract period, Party B shall have the right to use or share any other facilities and equipment related to this project that are not listed in this contract, free of charge .

4-6 . Since the total rent for the contract period already includes property management fees, if Party A changes, entrusts, or selects a new property management company later, Party A guarantees that Party B will not incur any additional fees due to the new property service contract; otherwise, Party A will bear the losses incurred by Party B. If the new property management company requires Party B to pay property management fees, the amount of such fees shall be borne by Party A. Party B also has the right to deduct property management fees from Party A’s existing rent and pay the property management fees directly to the new property management company.

V. Renovation and Repair

5-1 . During the contract period, Party B may dismantle and renovate doors, windows, walls, fire protection systems, and water and electricity systems as needed for its own business operations, without damaging the main structure of the original building. If the main structure of the original building is to be altered, Party B shall obtain Party A’s written consent and design drawings from a qualified architectural design unit before informing Party A of the changes.

5-2 . During the lease term, the maintenance and repair costs of the leased property, fire protection system, power distribution system, and facilities and equipment invested and leased by Party A shall be borne by Party A. The maintenance and repair costs and energy consumption costs of facilities and equipment installed and used independently by Party B shall be borne by Party B.

5-3 When the leased property meets the conditions for Party B to enter the site for equipment installation and decoration, Party A shall notify Party B in advance to start construction and decoration. Party A and Party A’s construction team shall fully cooperate and shall not charge any ancillary fees, acceptance fees, or any other fees.

5-4 . Party A promises that Party B will be allowed to enter the leased property at any time when the property meets the conditions for Party B to carry out cross-construction and decoration. Party A shall bear all losses caused by Party B’s early entry for equipment installation and decoration due to the ownership and right of use of the leased property or Party A’s reasons .

5.5 During the construction period, Party B shall not provide Party A or Party A’s property management company with any floor plans, water and electricity drawings, etc. that involve commercial secrets. During the construction period, Party B shall not accept the management of Party A or Party A’s property management company, shall not provide the qualifications of the construction unit or information of the construction personnel, and shall not collect any decoration deposits or other fees. During the construction period, Party B shall manage and bear the safety responsibility for construction safety.

VI. Rights and Obligations of Party A

6-1 . Party A guarantees that the lease of the leased property is legal, that it has legal ownership and right of use, and that the building has passed the fire safety inspection by relevant management departments .

6-2 . Party A has the right to collect rental fees from Party B in accordance with the provisions of this contract.

6-3 . During the lease term, Party A shall be fully responsible for all economic and legal liabilities arising from Party A’s reasons related to the ownership, right of use, debts, access roads, etc. of the leased property .

6-4 When Party B applies for the business license, tax registration certificate, fire protection certificate and other licenses required for its business operations, Party A shall actively provide relevant construction, acceptance and property rights documents for the leased property.

6-5 . During the lease term stipulated in the contract, if the leased property is ready for sale, the lessee shall have the right of first refusal under the same conditions. If there is a mortgage, auction, change of ownership, gift, or inheritance, this contract shall remain valid for the new owner of the property.

6. If Party A does not own the property rights or the right to use the leased property during the term of this contract, Party A shall bear full responsibility for any economic losses caused to Party B due to any reason such as the property owner increasing the rent in a disguised manner, and Party B shall have the right to deduct such losses directly from the rent payable.

6-7 . Party A shall meet Party B’s structural and load-bearing requirements for the renovation, decoration, and installation of air conditioning, elevators, fire protection, power distribution, and other equipment . Party B shall be responsible for any structural reinforcement or renovation required, and all costs shall be borne by Party B.

6-8 . If there are other properties owned by other property owners or if the leaseback arrangement is involved, copies of the lease agreements signed by Party A and the other property owners must be attached. The lease term shall not be less than 15 years, the term of this contract . All Party A’s representatives and their responsible persons signing this contract must be consistent with the property owner and acknowledge this agreement. All other property owners or new property owners of the leased property must acknowledge and fulfill all the terms and conditions of this contract.

6-9 . If the leased property has other hidden owners or is sold to a new owner, the other owners or the new owner shall acknowledge and fulfill all the terms and conditions of this contract .

6-10 . If the contract is terminated prematurely by Party B due to reasons attributable to Party A, Party A shall compensate Party B for the renovation, decoration, facilities, equipment and all economic losses incurred, at the original value.

VII. Rights and Obligations of Party B

7-1 . Party B shall pay the rental fees as stipulated in this contract.

7-2 . Party B shall be responsible for all taxes, fees and fines incurred in its business operations. Party A shall not interfere with Party B’s right to operate independently, and shall not force Party B to provide decoration materials or equipment, arrange employment for personnel, or lease premises. Party A shall not collect any fees other than the rent and property management fees stipulated in the contract .

7-3 . During the lease term, Party B shall bear the costs of water, electricity, gas, sanitation, garbage, taxes, fines, etc., incurred by the leased property for business operations, and shall pay them independently according to the metering data installed by Party B and the standards stipulated by the relevant government departments (Party B shall not bear the cost of shared losses) and shall bear economic and legal responsibilities.

7-4 . Party B has full and legal autonomy in its business operations. Party A, the property owner, and the property management company entrusted by Party A shall not interfere with Party B’s normal operations in any way, and shall not accept management from the property owner or the property management company entrusted by Party A.

7-5 . Party B must protect the main structure of Party A’s property from human-caused damage and has the right to renovate and decorate it.

7-6 . If Party B terminates the contract in advance during the contract period, Party B shall dismantle all facilities and equipment it has invested, and leave the immovable walls, floors and ceilings to Party A free of charge; if the demolition causes damage to the markers, Party B shall restore them to their original condition, and neither party shall pursue other claims against the other.

7.7 If, before the handover of the leased property is completed, the lessor mortgages, auctions, or changes the owner of the leased property, this contract shall remain valid for the new owner, provided that the lessee has already invested in the decoration, equipment, and facilities .

7-8 . During the term of this contract , Party B operates under a supermarket business model. Within the leased premises, joint venture rentals and self-operation are not considered as subletting the entire premises. Party B guarantees not to sublet the entire premises during the contract period. If Party B needs to sublet the entire premises, Party B must obtain Party A’s consent.

7-9 . If Party B fails to continue the lease upon the expiration of the contract, Party B has the right to transfer the property such as decorations, facilities, and equipment invested. If no one accepts the transfer, Party B may dismantle the property itself .

7-10 . The maintenance , upkeep, and replacement of parts for fire-fighting equipment and facilities on the area independently used by Party B shall be borne by Party B, and Party B shall be responsible for and bear the relevant fire safety work and related legal liabilities.

VIII. Handover Standards

8-1 . Delivery Standards and Requirements for Engineering and Infrastructure Projects:

8-1-1 Live load requirements for the leased property: live load of the fresh produce area, grain and oil area , and warehouse .

The minimum live load per square meter shall not be less than 5.5 kN , and the minimum live load per square meter for other supermarket areas shall not be less than 3.5 kN . The minimum net usable height from the lowest point of fire protection pipes and pipelines to the finished floor tile surface shall not be less than 3.5 meters (based on the current condition).

8-1-2 . The backfilled soil and compacted concrete layer in front of the leased property shall be at least 20 cm thick ; the ground level of the leased property shall remain consistent. (As is)

8-1-3 . For the construction of the project involving fire protection renovation , Party A shall be responsible for the construction to meet the fire protection requirements. Party A shall ensure that there is no water leakage or seepage in the walls, surfaces and top of the leased property. If water leakage or seepage occurs later and causes losses to Party B, Party A shall be responsible for the losses.

8-1-4 . The sewage and rainwater drainage systems shall be connected to the pipe network of Party A free of charge after Party B has completed the sewage and oil pollution treatment . Party B shall not bear the maintenance costs of the pipe network. The location of the water supply and drainage in Party B’s toilets shall be resolved with the cooperation of Party A. The sewage pipes in the toilets may use Party A’s septic tank free of charge, and there will be no maintenance costs in the future.

8-1-5 . The exhaust duct equipment shall be procured and installed by Party B. Party A shall provide active cooperation during the construction and installation process. If any relevant coordination is required, Party A shall be responsible for ensuring its proper implementation. The exhaust duct shall be located on the west side of the leased property.

8-2 . Party A shall be responsible for connecting the drinking water supply system for the leased property to the location designated by Party B within the leased property, without affecting the original design and construction acceptance, and shall be responsible for acceptance upon successful completion. The diameter of the inlet pipe shall not be less than 75mm . Party A shall establish a separate water meter account for Party B. Party A shall charge according to the Nanyang Water Supply Company’s charging standards. Party B shall pay the water fee based on the total monthly usage and shall not bear any management, maintenance, or loss fees. Party A shall issue Party B a property invoice of the same amount at the same time as Party B’s monthly water fee payment. Water supply shall be connected one week before the handover of the property.

8-3 . Power Supply System Requirements: Party B shall be responsible for the investment of transformers and other power distribution facilities. Party A shall actively cooperate with Party B in the selection of transformer locations and the subsequent construction process. Party A shall be responsible for coordinating and resolving communication and coordination with the local power bureau during the approval and installation of transformers. After the expiration of the contract, Party B has the right to transfer the transformers and other power distribution facilities invested by Party B to the renewing party or dispose of them at its own discretion.

8-4 . Central Air Conditioning System Requirements: Both parties agree that the location for installing the central air conditioning system, fresh air exchange system, and cold chain outdoor unit is on the west side of the first floor of the leased property, with a floor area of 3 meters * 20 meters;

of the cold chain system. During the installation period, if any problems arise such as disturbances by the owner or surrounding residents, or obstruction of the supplier’s construction, the supplier shall be responsible for resolving them. Any losses or expenses incurred by the supplier as a result shall be borne by the supplier. If the supplier finds that the location of the air conditioner or cold chain storage is not suitable for the municipal planning requirements or affects the layout of the supplier’s store during the on-site inspection, the supplier shall have the right to request the supplier to redetermine the location of the equipment.

8-5 . Fire Protection System Requirements: The fire protection system shall meet the requirements for commercial fire protection use. The maintenance and repair of all fire protection equipment and facilities outside the property shall be the responsibility of Party A; the fire protection equipment and facilities used by Party B shall be the responsibility of Party B. Since this commercial property is a steel-structure building, fire safety permits cannot be obtained for opening. Party A shall coordinate and resolve any subsequent inspections or administrative penalties by the fire department.

8 - 5 - 1. The fire control room shall be uniformly managed by Party A’s property management; as the fire control room shall be uniformly managed by Party A, Party A shall bear the costs of maintenance, repair, and inadequate management of the fire control room in the future.

IX. Liability for Breach of Contract

9-1 . After the signing of this contract, if any dispute arises between Party A and the owner of the leased property or the property itself, causing Party B to be unable to carry out normal renovations or operations, resulting in the inability to perform this contract and its premature termination, it shall be deemed a breach of contract by Party A. Party A shall compensate Party B for renovation losses or business losses. The calculation formula for renovation losses is as follows: Party A and Party B confirm that the renovation value of Party B is 600 yuan ÷ 15- year contract term x remaining unfulfilled contract term. The calculation scope for other business losses includes, but is not limited to, compensation for Party B’s employees who are dismissed due to shop closure, compensation for Party B’s suppliers, and compensation for other merchants pursuing Party B’s liability for breach of contract.

9-2 . If Party B fails to pay the rent for more than 30 days without justifiable reason during the lease term (based on the date of the written demand notice signed and sealed by both parties), Party B shall pay a late payment fee of 0.5% per day of the overdue amount; if the overdue period is 90 days, Party A shall have the right to claim all losses and unilaterally terminate the contract.

9-3 . If Party A delays delivery of the property for more than 30 days, Party A shall pay interest on the amount already invested by Party B at twice the prevailing bank loan interest rate . If the delay exceeds 60 days , Party B has the right to claim all losses and unilaterally terminate the contract.

9-4 . If the shopping mall incurs losses during the contract period and Party B is unable to continue performing the contract, Party B has the right to terminate this contract by giving Party A six months’ written notice in advance. Party B shall settle the outstanding rent based on the actual rent incurred that year.

The parties agree to settle the matter and terminate the contract, with no further liability pursued by either party.

9-5 . During the contract period: If Party A fails to perform the provisions of this contract, Party B has the right to suspend the payment of rent or deduct the actual losses directly from the rent payable. After the economic losses are deducted, Party B also has the right to choose to unilaterally terminate the contract in advance or require Party A to rectify the situation and continue to perform the contract.

10. Dispute Resolution

10 - 1. Any disputes between the parties shall be resolved through negotiation. If the negotiation fails and a dispute arises, the parties shall file a lawsuit in the People’s Court at the place where the contract was signed.

10 - 2. Neither party shall bear any responsibility in the event of force majeure such as war, earthquake, plague or other natural disasters.

10-3 . Any matters not covered in this contract may be addressed through a supplementary contract signed by all parties. The supplementary contract shall have the same legal effect as this contract. In case of any discrepancy between the supplementary contract and this contract, the supplementary contract shall prevail.

10-4 . Both parties have read all the terms of this contract in detail, and have reached a consensus on fairness and impartiality. There is no unfairness or misunderstanding in the wording.

10-5 . Attachments to this contract: Copies of the business licenses and ID cards of the responsible persons of both parties, the right to use certificate signed with the property owner, the property ownership certificate, land certificate, construction drawings, building fire protection acceptance certificate or opinion letter and the completion acceptance documents of relevant functional departments, floor plan of the leased area, copies of the house lease contracts signed with other property owners, and copies of the subdivision sale and leaseback contracts.

10-6 . This contract shall come into effect upon signature and seal by the responsible persons of both Party A and Party B.

10-7 . This contract is made in quadruplicate, with each party holding two copies.

Party A: (Seal)	Party B: (Seal)

Person in charge (signature ):

Date of signature: April of the year month day